UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2017

WESTBURY BANCORP, INC.
(Exact name of registrant as specified in charter)

Maryland
(State or other jurisdiction of incorporation)

001-35871	46-1834307
(Commission File Number)	(I.R.S. Employer I.D. Number)

200 South Main Street West Bend, WI	53095
(Address of Principal Executive Offices)	(Zip Code)

(262) 334-5563
(Registrant's telephone number; including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

35991271

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

35991271

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2017, the Board of Directors of the Company accepted the resignation of Raymond Lipman from his position as director and as the Chairman of the Board of Directors of the Company. Mr. Lipman's resignation is not due to any disagreements with the Company or any of its operations, policies or practices. In connection with the resignation, Mr. Lipman will no longer be a director or Executive Chairman of Westbury Bank (the "Bank").

Both Mr. Lipman and Greg Remus, the current President and CEO of the Company and Bank, entered into employment agreements with the Company and the Bank in 2015 with the goal of effecting an orderly transition in management from Mr. Lipman to Mr. Remus. The transition has progressed efficiently, and the Board of Directors of the Company and Bank, including Mr. Lipman and Mr. Remus, believe the completion of the transition to be in the best interests of the Company and Bank. Accordingly, in connection with Mr. Lipman's resignation from the Company's Board, the Board has appointed Mr. Remus as Chairman of the Board of the Company and the Bank following Mr. Lipman's resignation. Following Mr. Lipman's resignation, the Company's Board of Directors will consist of seven members until such time as the Board determines to make additional changes.

35991271

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTBURY BANCORP, INC.
Date: April 21, 2017
By: /s/ Kirk J. Emerich
Kirk J. Emerich, Executive Vice President and
Chief Financial Officer

35991271